Exhibit 10.8

LSB INDUSTRIES, INC.

(2008 Stock Incentive Plan)

INCENTIVE

STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is effective as of the Grant Date set forth in paragraph 2 below, by and between LSB INDUSTRIES, INC., a Delaware corporation (the “Company”), and Participant named in paragraph 2 below and a signatory hereto.  For valuable consideration, the Company and Participant agree as follows.

1.Background.  Participant is an employee, officer or director of the Company or an Affiliate, whom the Compensation and Stock Option Committee of the Board of Directors of the Company (the “Committee”) has selected to receive an award under the Company’s 2008 Stock Incentive Plan (as may be amended from time to time, the “Plan”).  The purpose of the award is to retain and motivate Participant by providing Participant the opportunity to acquire a proprietary interest in the Company and to link Participant’s interests and efforts to the long-term interests of the Company’s shareholders.

2.Certain Defined Terms.  The following terms will have the meanings ascribed below:

Participant:

Option Shares:
(shares of the Company’s common stock, par value $.10 per share)

Exercise Price:	per share

Grant Date:

Expiration Date:

3.Option Grant.  Subject to the terms of the Plan and of this Agreement, the Company hereby grants to Participant the right and option (the “Option”) to purchase all or any portion of the Option Shares on or before the Expiration Date. The Option is intended by the parties hereto to be an incentive stock option, as such term is defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

4.Terms and Conditions of the Option.  The Option will be subject to the terms and conditions of the Plan and the following:

4.1

Exercise of Option.  The Exercise Price is the price per share of common stock acquired upon exercise of the Option.  The Option will be exercisable as specified herein and in the Plan by written notice directed to the Company at its principal place of business setting forth the exact number of Option Shares that Participant is purchasing.  The Option will not be deemed to be exercised until the Exercise Price for the number of Option Shares to be purchased is collected by the Company, and Participant has complied with such other reasonable requirements as the Committee may establish.  Payment of the Exercise Price for the number of Option Shares to be acquired upon exercise of the Option will be by (a) check or wire transfer, or (b) only if the date of notice of exercise is not within a “blackout” period or other period during which the Participant is prohibited under law or policies adopted by the Company from trading in the Company’s securities, by tendering by attestation shares of Common Stock already owned by the Participant that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option, provided that the Participant must have held for at least six months any such tendered shares that were acquired by the Participant under a Company-sponsored stock compensation program.  The Option may not be exercised after the Expiration Date.  The exercise of the Option will be subject to such additional administrative procedures as may be adopted by the Committee from time to time.

4.2	Vesting. The Option will vest and be exercisable in six installments, based upon Participant’s years of continuous employment with the Company or an Affiliate from the Grant Date, as follows:
(a)	16.5% of the Option Shares will vest and be exercisable after one year;
(b)	an additional 16.5% of the Option Shares will vest and be exercisable after two years;
(c)	an additional 16.5% of the Option Shares will vest and be exercisable after three years;
(d)	an additional 16.5% of the Option Shares will vest and be exercisable after four years;
(e)	an additional 16.5% of the Option Shares will vest and be exercisable after five years; and
(f)	100% of the Option Shares will vest and be exercisable after six years.

The Committee will have the sole and absolute discretion to accelerate the time when Participant will become entitled to exercise the Option.

4.3	Exercise after Termination of Service. The Option may not be exercised after a Termination of Service (as defined in the Plan), except as follows:
(a)	Disability. If the Termination of Service is on account of a Disability (as defined in the Plan), Participant may exercise the Option within 12 months after the date of Termination of Service.
(b)

Death.  If Participant dies prior to the termination of the Option, the Option may be exercised within 12 months after the death of Participant by the personal representative of Participant’s estate, or by a person who acquired the right to exercise the Option by bequest, inheritance, or by reason of the death of Participant; provided that (a) Participant died while an employee of the Company or an Affiliate; or (b) Participant ceased to be an employee of the Company or an Affiliate on account of a Disability and died within three months after the date of Termination of Service.

In both (a) and (b), above, the Option may be exercised only as to the number of Option Shares that were vested as of the date of Participant’s Termination of Service.  Notwithstanding the foregoing, the Option may not be exercised after the expiration of 10 years from the Grant Date.

4.4

Investment Representation.  If Option Shares issued pursuant to the exercise of the Option are not subject to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), Participant agrees to represent and warrant in writing at the time of any exercise of the Option or any portion thereof that the Option Shares are being purchased only for investment and without any present intention to sell or distribute such shares, and further agrees that the certificate representing Option Shares so acquired may bear an appropriate legend and will be sold or transferred only in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) or any applicable law, regulation, or rule of any governmental agency.

4.5	Taxes. Participant shall pay all original issue or transfer taxes and all other fees and expenses incident to the issue, transfer, or delivery of Option Shares.
4.6

Not Assignable.  The Option or any interest on the Option may not be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except that to the extent permitted by the Committee, in its sole discretion, a Participant may designate on a Company-approved form one or more beneficiaries who may receive Option Shares under the Option after Participant’s death. During a Participant’s lifetime, the Option may be exercised only by Participant.

4.7

No Rights until Issue.  No right to vote or receive dividends or any other rights as a stockholder of the Company will exist with respect to the Option Shares, notwithstanding the exercise of the Option, until the issuance to Participant of a stock certificate or certificates representing such shares.

4.8

Anti-dilution.  In the event of a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company’s corporate or capital structure, then the Committee shall make proportional adjustments in the Option and/or the Plan as described in the Plan.

4.9

Delivery of Option Shares.  The Company will deliver the shares of common stock to be acquired upon the exercise of the Option within a reasonable period following (a) the receipt of the written notice of exercise, (b) collection of payment in full of the Exercise Price for such shares, and (c) Participant’s payment of any tax withholding obligations in accordance with paragraph 6 of this Agreement.  If any law, regulation or stock exchange requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

4.10

Limitation.  To the extent that the aggregate Fair Market Value of common stock exercisable for the first time by Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the Grant Date), such portion in excess of $100,000 will be treated as Non-qualified Stock Options.

5.The Plan.  Participant acknowledges receipt of a copy of the Plan and represents that Participant is familiar with the terms and provisions of the Plan and hereby accepts the Option subject to all such terms and provisions.  In addition to the definitions contained in this Agreement, certain words and phrases used in this Agreement may be defined in the Plan.

6.Withholding. Upon the exercise of an Option requiring tax withholding, Participant will be required to pay to the Company for remittance to the appropriate taxing authorities an amount necessary to satisfy the employee’s portion of federal, state and local taxes, if any, incurred by reason of the exercise of an Option.

7.Employment.  Nothing in the Plan or in this Agreement shall confer upon Participant any right to continued employment as an employee of the Company or interfere in any way with the right of the Company to terminate Participant’s employment at any time.

8.Transferability of Shares.  If a registration statement with respect to the issuance of Option Shares to Participant upon the exercise of the Option or any portion thereof is not in effect at the time of such issuance of Option Shares by the Company, at the time of the proposed transfer of Option Shares, Participant shall not offer, sell, hypothecate, transfer or otherwise dispose of any of the Option Shares issued pursuant to the exercise of the Option or any portion thereof unless either (a) a registration statement with respect to such Option Shares is then in effect under the Securities Act, and any applicable state securities laws, and such offer, sale, transfer or other disposition is accompanied by a prospectus relating to such registration statement and meeting the requirements of the Securities Act; or (b) counsel satisfactory to the Company renders an opinion in writing, addressed to the Company and acceptable to the Company and its counsel, to the effect that, in the opinion of such counsel, such proposed offer, sale, transfer or other disposition of such Option Shares is exempt from the provisions of Section 5 of the Securities Act and the applicable state securities laws in view of the circumstances of such proposed offer, sale, transfer or other disposition.

9.Binding Agreement.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, trustees, successors and assigns.

EXECUTED effective as of the Grant Date.

LSB INDUSTRIES, INC., a Delaware corporation

By:
Daniel D. Greenwell, CEO and President
(the “Company”)

Signature
(“Participant”)